Exhibit 99.1

For information contact:
Mary Beth Higgins Herbst Gaming (702) 740-4576

HERBST GAMING, INC. ANNOUNCES COMPLETION OF ACQUISITION OF
GRACE ENTERTAINMENT RIVERBOAT CASINO ASSETS

LAS VEGAS, NEVADA – FEBRUARY 2, 2005 – Herbst Gaming, Inc., today announced that it has completed the acquisition of substantially all of the riverboat casino assets of Grace Entertainment for approximately $267 million in cash. These assets include the St. Jo Frontier Casino, in St. Joseph, Missouri, the Mark Twain Casino in La Grange, Missouri, and the Lakeside Casino Resort in Osceola, Iowa.

About Herbst Gaming

Herbst Gaming is an established casino and slot route operator in the State of Nevada. Additional information is available in the “Investors Relations” section of the Company’s website at www.herbstgaming.com.

This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operations of the Company and its subsidiaries which involve risks and uncertainties, including, but not limited to, financial market risks, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission.  These forward-looking statements generally can be identified by phrases such as the Company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other words or phrases of similar import.  Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  For more information, review the Company’s filings with the Securities and Exchange Commission.